UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 21, 2010
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Certain Officers
On January 21, 2010, we entered into a settlement agreement effective as of January 19, 2010, with Paul Kosters, our President for Europe, Middle-East and Africa. Under the terms of the agreement, Mr. Kosters agreed to the termination of his employment agreement. In accordance with Dutch law, his six month notice period will begin on February 1, 2010 and his last day of employment with us will be August 1, 2010, during which period Mr. Kosters will be available for consultation for the transition. In exchange for certain releases and covenants by Mr. Kosters, we agreed to provide him with compensation consisting of (a) continued payment of base salary and other compensation through August 1, 2010, (b) a lump sum payment of approximately $367,000 (260,000 euros) upon termination of his employment agreement, (c) the base salary equivalent of his earned and unused vacation, (d) professional outplacement services and legal fees for the review of the settlement agreement, totaling approximately $28,000 (20,000 euros), (e) certain training costs up to approximately $13,000 (9,200 euros), and (f) beginning August 1, 2010, continued payment of base salary through March 1, 2011 under the non-compete clause of his employment agreement. A copy of the settlement agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

10.1	Settlement Agreement entered into as of January 21, 2010 between Wright Medical Netherlands, B.V. and Paul R. Kosters.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 21, 2010

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

Exhibits

Exhibit
Number	Description

10.1	Settlement Agreement entered into as of January 21, 2010 between Wright Medical Netherlands, B.V. and Paul R. Kosters.

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